CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Independent Registered Public Accounting Firm", "Financial Statements and Experts" and "Representations and Warranties", and to the use of our reports dated October 10, 2006 with respect to Dreyfus Bond Funds, Inc., Dreyfus Municipal Bond Fund and June 2, 2006 with respect to Dreyfus Insured Municipal Bond Fund, Inc., which are incorporated by reference in this Registration Statement on Form N-14 of Dreyfus Insured Municipal Bond Fund, Inc.

ERNST & YOUNG LLP

New York, New York
January 26, 2007